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                                                                  Exhibit 8.1



                             DRINKER BIDDLE & REATH
                       Philadelphia National Bank Building
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496







                                                 October 25, 1996




Pegasus Communications Corporation
c/o Pegasus Communications Management Company
5 Radnor Corporate Center, Suite 454
100 Matsonford Road
Radnor, PA 19087

Ladies and Gentlemen:

                  We have acted as counsel to Pegasus Communications Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of the Company's Class A Common Stock on a Registration Statement on Form S-4 (including any amendments thereto, the "Registration Statement") and the Prospectus contained in the Registration Statement (the "Prospectus").

                  In our opinion, the statements in the Prospectus under the caption "Certain Federal Income Tax Considerations of the Registered Exchange Offer," to the extent they constitute matters of law or legal conclusions, are accurate in all material respects.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption "Legal Matters" in the Prospectus.

                                            Very truly yours,


                                            /s/ Drinker Biddle & Reath
                                            -----------------------------------
                                            DRINKER BIDDLE & REATH